OBJECT DESIGN, INC.
STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS)                Exhibit 11.1
PER COMMON AND COMMON EQUIVALENT SHARE
(in thousands, except per share amounts)

                                                          Three Months Ended                Nine Months Ended
                                                             September 30,                     September 30,
                                                             -------------                     -------------
                                                         1997               1996            1997               1996
                                                         ----               ----            ----               ----
Historical - Primary:
  Weighted average issued common
    stock outstanding                                 27,203              18,634           26,983               7,517
  Weighted average cheap stock (2)                         -               1,921                -               5,537
  Weighted average common stock equivalents            2,086                 108            2,167                   -
                                                     --------         ----------        ---------           ---------
  Weighted average number of common and
    common equivalent shares outstanding              29,289              20,662           29,150              13,054
                                                     ========         ==========        =========           =========
Net income                                           $   925          $      510        $   2,298           $     938
Less:  accretion of redeemable convertible
          preferred stock to redemption value              -                (174)               -              (1,173)
                                                     --------         ----------        ---------           ---------

Net income (loss) available to common
        stockholders                                 $    925         $      336        $   2,298           $    (235)
                                                     ========         ==========        =========           =========
Net income (loss) per common and
        common equivalent share                      $   0.03         $     0.02        $    0.08           $   (0.02)
                                                     ========         ==========        =========           =========



Supplementary (1)
  Weighted average issued common
    stock outstanding                                  27,203             25,087           26,983              24,219
  Weighted average cheap stock (2)                          -                432                -                 278
  Weighted average common stock equivalents             2,086              3,042            2,167               3,809
                                                     --------         ----------        ---------           ---------
  Weighted average number of common and
    common equivalent shares outstanding               29,289             28,561           29,150              28,306
                                                     ========         ==========        =========           =========
Net income                                           $    925          $     510        $   2,298           $     938

Net income per share                                 $   0.03          $    0.02        $    0.08           $    0.03
                                                     ========         ==========        =========           =========


Notes:
(1) All shares of convertible preferred stock are considered, on a supplementary basis, to be common stock and are included using the if-converted method on the dates of their original issuance.

(2) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock, common stock equivalents and Series J Preferred Stock within one year prior of the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10.00 per share are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.